TERMINATION AGREEMENT


         This Termination Agreement is made as of April 17, 1998, between Aquagenix, Inc., a Delaware Corporation ("Aquagenix"), and Thomas Terry, Jr. ("Terry").

         BACKGROUND. Aquagenix and Terry are parties to a Stock Purchase Agreement, dated as of November 30, 1997, as amended (the "Purchase Agreement"), with respect to the stock of Lewis Tree Service, Inc., a New York corporation (the "Company"). Aquagenix, Terry and Harris Beach & Wilcox, LLP, as escrow agent ("Escrow Agent") are parties to an Amended and Restated Escrow Agreement, dated November 30, 1997, as amended (the "Escrow Agreement"). Aquagenix and Terry have agreed to terminate the Purchase Agreement and the Escrow Agreement and agreed upon the distribution of the Escrow Amount (as defined in the Escrow Agreement). Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

         The parties, intending to be legally bound, agree as follows:

         1. Termination of Purchase Agreement. The Purchase Agreement is hereby terminated pursuant Section 9.1(c) of the Purchase Agreement. As provided in
Section 9.2 of the Purchase Agreement, the obligations of the parties under
Section 11.3 of the Purchase Agreement survive this termination. Aquagenix agrees to return, or cause its Representatives to return, promptly to the Company all information, regardless of the form in which it was communicated or maintained (whether prepared by the Company or otherwise) that contains or otherwise reflects information concerning the Company that Aquagenix or its Representatives were furnished by or on behalf of the Company ("Furnished Material") and to destroy, or cause to be destroyed, all reports, analyses, notes or other information, whether prepared by Aquagenix, its Representatives, or others, that are based on, contain or reflect any Furnished Material ("Notes"). Notwithstanding the return or destruction of Furnished Material and Notes, Aquagenix and its Representatives will continue to be bound by its obligations of confidentiality and other obligations under Section 11.3 of the Purchase Agreement.

         2. Distribution of Escrow Agreement. Escrow Agent is hereby directed to liquidate any portion of the Escrow Amount consisting of investments as promptly as reasonably practicable, to remit $1,250,000 of the Escrow Amount to Terry by wire transfer of immediately available funds to an account to be designated in writing by Terry, and to remit the balance of the Escrow Amount to Aquagenix by wire transfer of immediately available funds to an account to be designated in writing by Aquagenix.

         3. Termination of Escrow Agreement. The Escrow Agreement is hereby terminated effective upon consummation of the wire transfers referred to in
Section 2 of


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this Agreement. As provided in Section 2.5 of the Escrow Agreement, the provisions of Sections 2.2 and 2.5 of the Escrow Agreement survive this termination.

         4. Aquagenix Release.

            4.1 Aquagenix, on behalf of itself and each of its Related Persons, hereby releases and forever discharges Terry, the Company and the Escrow Agent, and each of their respective individual, joint or mutual Representatives, affiliates, stockholders, partners, controlling persons, successors and assigns (individually, an "Aquagenix Releasee" and collectively "Aquagenix Releasees") from any and all claims, demands, Proceedings, causes of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Aquagenix or any of its Related Persons now has, have ever had or may hereafter have against the respective Aquagenix Releases on account of, or arising out of any matter, cause or event relating to, the Purchase Agreement or the Escrow Agreement or the transactions contemplated thereby, whether pursuant to contract or otherwise; provided, however, that nothing contained herein shall operate to release any obligations or Terry under this Agreement or any provision of the Purchase Agreement or the Escrow Agreement that survives this Agreement.

            4.2 Aquagenix hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding or any kind against any Aquagenix Releasee, based upon any matter purported to be released hereby.

            4.3 Without in any way limiting any of the rights and remedies otherwise available to any Aquagenix Releasee, Aquagenix shall indemnify and hold harmless each Aquagenix Releasee from and against all loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of Aquagenix or any of its Related Persons of any claim or other matter purported to be released pursuant to this Section 4 and (ii) the assertion by any third party of any claim or demand against any Aquagenix Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or behalf of Aquagenix or any of its Related Persons against such third party of any claims or other matters purported to be released pursuant to this Section 4.

         5. Terry Release.

            5.1 Terry, on behalf of himself and each of his Related Persons, hereby releases and forever discharges Aquagenix and the Escrow Agent, and of each their respective individual , joint or mutual Representatives, affiliates, stockholders, partners, controlling person, successors and assigns (individually, a "Terry Releasee" and collectively, "Terry Releasees") from any and all claims, demands, Proceedings, causes


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of action, Orders, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Aquagenix or any of its Related Persons now has, have ever had or may hereafter have against the respective Terry Releasees on account of, or arising out of any matter, cause or event relating to, the Purchase Agreement or the Escrow Agreement or the transactions contemplated thereby, whether pursuant to contract or otherwise; provided, however, that nothing contained herein shall operate to release any obligations of Terry under this Agreement or any provision of the Purchase Agreement or the Escrow Agreement that survives this Agreement.

            5.2 Terry hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, instituting or causing to be commenced, any proceeding of any kind against any Terry Releasee, based upon any matter purported to be released hereby.

            5.3 Without in any way limiting any of the rights and remedies otherwise available to any Terry Releasee, Terry shall indemnify and hold harmless each Terry Releasee from and against all loss, liability, claim, damage or expense (including costs of investigation and defense and reasonable attorney's fees) whether or not involving third party claims, arising directly or indirectly from or in connection with (i) the assertion by or on behalf of Terry or any of his Related Persons of any claim or other matter purported to be released pursuant to this Section 5 and (ii) the assertion by any third party of any claim or demand against any Terry Releasee which claim or demand arises directly or indirectly from, or in connection with, any assertion by or on behalf of Terry or any of his Related Persons against such third party of any claims or other matters purported to be released pursuant to this Section 5.

         6. Public Announcements. Any public announcement or similar publicity with respect to this Agreement shall be subject to the approval of both Aquagenix and Terry, which shall not be unreasonably withheld. Except for such public announcement, unless consented to by Terry in advance or required by Legal Requirements, Aquagenix shall, and shall cause its Related Persons to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person.

         7. Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         8. Assignments, Successors, and Third-Party Rights. Neither party may assign any of its rights under this Agreement without the prior consent of the other party, except that Terry may assign any of his rights under this Agreement to the Company. Subject to the preceding sentence, this Agreement will apply to, be binding in all


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respects upon, and inure to the benefit of the successors and permitted assigns of the parties, the Escrow Agent, the Aquagenix Releasees and the Terry
Releasees.

         9. Severability. If any provisions of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         10. Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

         11. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.


                                                     AQUAGENIX, INC.



                                                     By:/s/ Andrew Chesler
                                                            -------------------
                                                            Andrew P. Chesler
                                                            Chairman



                                                     /s/ Thomas Terry, Jr.
                                                         ----------------------
                                                         THOMAS TERRY, JR.



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